                                                                    EXHIBIT 99.1




                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
            2004 SECOND QUARTER RESULTS AND $0.30 PER SHARE DIVIDEND


       EDISON, NEW JERSEY, AUGUST 13, 2004 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net earnings for the quarter ended June 30, 2004 of approximately $613,000, or $0.07 per share, based on 8,298,727 diluted weighted-average common shares outstanding, compared to approximately $1,169,000, or $0.25 per share, based on 4,635,299 diluted weighted-average common shares outstanding, for the second quarter 2003. Second quarter 2004 earnings were reduced by an expense of approximately $1,433,000, or $0.17 per share, relating to an earn-out payment to four of our executive officers made in the form of loan forgiveness of approximately $584,000 and the transfer of shares of our common stock of approximately $849,000. The earn-out agreement was executed in 1997 in conjunction with our initial public offering and was amended in 2002 and 2004. Second quarter 2004 earnings per share, excluding these expenses, would have been approximately $2,046,000, or $0.25 per share. The earn-out payment was the second of a total of three such payments that could be earned if, and only if, the compound rate of return on our common stock for the twenty consecutive trading days immediately preceding each July 1 between 2003 and 2007, including dividend distributions, meets or exceeds 15% per year from a base stock price established in June 2002. The compound rate of return for the 2003 and 2004 measurement periods was 47.74% and 28.32%, respectively.

John A. Burchett, Chief Executive Officer, commented "We believe that our presentation of second quarter 2004 earnings, excluding the earn-out related expenses, provides useful information to investors as our Board of Directors has previously stated that they will base dividend decisions on these numbers. The earn-out related expenses are non-cash activities associated with our 1997 initial public offering and will not have a significant impact on our future earnings ability. Our earnings per share of $0.25, excluding the approximately $1,433,000 of earn-out related expenses, was consistent with the range of guidance we previously provided of $0.25 to $0.35 per share."

The Board of Directors declared a second quarter dividend of $0.30 per share on August 10, 2004 to be paid on August 24, 2004 to stockholders of record as of August 17, 2004. On August 12, 2004, the Company filed its Form 10-Q for the three and six months ended June 30, 2004 with the U.S. Securities and Exchange Commission.

Gain on sale of mortgage assets decreased to approximately $2,114,000 for the second quarter 2004 from approximately $3,458,000 for the first quarter 2004, primarily as a result of reduced sales volume as opposed to reduced margins on sales. On a cost basis, we sold approximately $7,557,000 of bonds in the second quarter 2004 and approximately $12,893,000 in the first quarter 2004, resulting in margins of approximately 25-30% for each quarter.




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                                       -2-



As of June 30, 2004, we have fully invested all of the proceeds of our third quarter 2003 public offering of our common stock in our primary asset of subordinate bonds. The approximately $60,762,000 of subordinate mortgage-backed securities, which we refer to as subordinate MBS, held as of June 30, 2004 represents an increase of approximately $33,532,000 as compared to the amount of subordinate MBS held as of June 30, 2003. To the extent that these additional investments earn returns similar to those averaged over the last several quarters in our core subordinate MBS, these incremental earnings may be accretive to our current dividend rate of $0.30 per share.

We continue to seek opportunities to enhance the efficiency of our balance sheet structure to allow for additional investment in our core subordinate MBS. We believe that the subordinate bond market continues to offer adequate opportunities for investment and we continue to enjoy very good credit results.

With respect to risk, our balance sheet continues to expose us to substantial credit risk as opposed to interest rate risk. Of the approximately $166,654,000 of total borrowings as of June 30, 2004, only approximately $29,716,000 represents borrowings against our core asset of subordinate MBS. The remainder is comprised of $93,403,000 financing our Agency-issued mortgage-backed securities position, which we refer to as Agency-issued MBS, approximately $1,341,000 financing our retained CMO securities and $42,194,000 in CMO debt that is locked in against the related CMO assets with very little interest rate risk. With our core subordinate bond position at approximately $60,762,000 as of June 30, 2004, our debt to equity ratio on this position is approximately 1 to
1. As a general statement, and without any hedging, a credit sensitive portfolio with high un-levered yields would experience a decline of 1% for each 1% increase in borrowing costs while a non-credit sensitive asset with lower un-levered yields and a hypothetical 9 to 1 leverage ratio would experience a 9% decrease in the levered yield for each 1% increase in borrowing costs. Therefore, the impact of an increase in interest rates on a higher yielding credit sensitive portfolio is lesser than the impact on other types of higher leveraged positions. As further discussed in our most recent Form 10-Q filing, we own several interest rate caps to help protect the net interest margin, which represents the difference between the interest earned on assets and the interest paid on debt, in the event short-term interest rates increase substantially.

We currently have an Agency-issued MBS portfolio of approximately $96,757,000 that is used to assist in meeting certain balance sheet requirements. We attempt to fully economically hedge this portfolio with forward sales of like kind securities to essentially yield a break-even return in our consolidated statement of income. For the three months ended June 30, 2004, substantially all of the loss on mark to market of mortgage assets (approximately $1,170,000 of approximately $1,226,000) is from this Agency-issued MBS portfolio. This loss is economically offset by approximately $443,000 of net interest income and approximately $722,000 of gains included in other income from economically related forward sales that result in a total economic loss of approximately $5,000. We are currently exploring methods to re-deploy capital to meet certain balance sheet requirements with a CMO type structure that would result in a credit sensitive asset on the balance sheet. In addition to the Agency-issued MBS position, we have a CMO securitization from 1999 that may be callable in the near future. The result of this potential call could be to re-deploy capital into a higher yielding asset.

Hanover Capital Partners, one of our principal consolidated subsidiaries, performed consistent with our expectations for the second quarter 2004, but HanoverTrade, our other principal consolidated subsidiary, produced a larger than expected loss for the same period. However, HanoverTrade signed new contracts in June and July of 2004 with three major financial institutions that we believe validate the marketability of our technology. These contracts are anticipated to generate in excess of $3,600,000 in gross revenue over their expected 2 to 3 year contract terms.



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                                       -3-



HCM will host its quarterly investor conference call on August 13, 2004 at 11:00 AM EDT. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall Web site.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and, to a lesser extent, mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and advisory services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our ability to pay future dividends, successfully invest capital, achieve greater returns on investments, manage credit and other portfolio risks, provide continued growth for our stockholders, and our future financial results. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Those risks and uncertainties can include: regulatory and tax limitations on the types of investments in which we can participate, our ability to find suitable investments, fluctuation of interest rates, our ability to manage credit risk, accelerated prepayment of principal, our ability to borrow at favorable rates and terms, adverse general economic trends, the ability of HanoverTrade and Hanover Capital Partners to secure additional contracts and generate revenues, and our ability to retain key employees, among others. For more complete information concerning factors that could affect our results, please refer to our registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts.





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                                      -4-


            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                                       June 30,      December 31,
                                                                         2004            2003
                                                                      ---------      -----------

ASSETS
Cash and cash equivalents                                             $  19,403       $  32,588
Accounts receivable                                                       3,155           2,733
Accrued interest receivable                                               1,264           1,026
Mortgage loans:
     Held for sale                                                          184             434
     Collateral for CMOs                                                 48,284          58,551
Mortgage securities pledged as collateral for reverse
  repurchase agreements:
     Available for sale                                                  45,003          29,807
     Trading                                                             96,757          37,882
Mortgage securities, not pledged:
     Available for sale                                                  15,759          13,875
Equity investment in HDMF-I LLC                                           2,581           2,085
Other assets                                                              8,834          10,010
                                                                      ---------       ---------
TOTAL ASSETS                                                          $ 241,224       $ 188,991
                                                                      =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Reverse repurchase agreements                                         $ 124,460       $  55,400
CMO borrowing                                                            42,194          52,164
Dividends payable                                                            --           2,458
Accounts payable, accrued expenses and other liabilities                  3,064           4,150
                                                                      ---------       ---------
      TOTAL LIABILITIES                                                 169,718         114,172
                                                                      ---------       ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock: $0.01 par value, 10 million shares authorized,
     -0- shares issued and outstanding
Common stock: $0.01 par value, 90 million shares authorized,
     8,228,322 and 8,192,903 shares issued and outstanding as of
     June 30, 2004 and December 31, 2003, respectively                       82              82
Additional paid-in capital                                              102,622         101,279
Notes receivable from related parties                                      (583)         (1,167)
Retained earnings (deficit)                                             (28,201)        (25,598)
Accumulated other comprehensive (loss) income                            (2,414)            223
                                                                      ---------       ---------
      TOTAL STOCKHOLDERS' EQUITY                                         71,506          74,819
                                                                      ---------       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 241,224       $ 188,991
                                                                      =========       =========

BOOK VALUE PER SHARE                                                  $    8.69       $    9.13
                                                                      =========       =========


            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)
                                  (unaudited)


                                                          Three Months Ended         Six Months Ended
                                                                June 30,                 June 30,
                                                         --------------------      --------------------
                                                           2004        2003          2004        2003
                                                         --------    --------      --------    --------

REVENUES:
     Interest income                                     $  3,124    $  2,432      $  6,227    $  4,827
     Interest expense                                         836         989         1,656       2,274
                                                         --------    --------      --------    --------
         Net interest income                                2,288       1,443         4,571       2,553
     Loan loss provision                                        9          14            20          30
                                                         --------    --------      --------    --------
         Net interest income after loan loss provision      2,279       1,429         4,551       2,523
     Gain on sale of mortgage assets                        2,114       2,100         5,572       5,128
     (Loss) gain on mark to market of mortgage assets      (1,226)         18        (1,283)         18
     Due diligence fees                                     1,729       1,433         3,109       2,752
     Assignment fees                                          710         641         1,295       1,214
     Technology                                               238         927           626       1,812
     Loan brokering and advisory services                     902         948         1,393       1,344
     Other income (loss)                                      813          58          (161)        105
                                                         --------    --------      --------    --------
         Total revenues                                     7,559       7,554        15,102      14,896
                                                         --------    --------      --------    --------

EXPENSES:
     Personnel                                              3,709       3,725         6,014       5,903
     Subcontractor                                          1,128         933         2,177       1,873
     Legal and professional                                   820         379         1,407         775
     General and administrative                               388         437           835         826
     Depreciation and amortization                            223         389           439         777
     Other                                                    203         122           349         229
     Travel and entertainment                                 110         161           250         311
     Occupancy                                                126         116           244         239
     Technology                                               141          66           238         121
                                                         --------    --------      --------    --------
         Total expenses                                     6,848       6,328        11,953      11,054
                                                         --------    --------      --------    --------
         Operating income                                     711       1,226         3,149       3,842
Equity in (loss) income of HDMF-I LLC                         (64)          3           (40)        (40)
                                                         --------    --------      --------    --------
Income before income tax provision (benefit)                  647       1,229         3,109       3,802
Income tax provision (benefit)                                 34          60           (49)         84
                                                         --------    --------      --------    --------
NET INCOME                                               $    613    $  1,169      $  3,158    $  3,718
                                                         ========    ========      ========    ========
BASIC EARNINGS PER SHARE                                 $   0.07    $   0.26      $   0.38    $   0.83
                                                         ========    ========      ========    ========
DILUTED EARNINGS PER SHARE                               $   0.07    $   0.25      $   0.38    $   0.81
                                                         ========    ========      ========    ========






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